EXHIBIT 99.2

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. Completes Sale of Units and Debentures to Australis Capital Inc. for Gross Proceeds of CAD $8 Million and Announces Appointment of Director

VANCOUVER, B.C., CANADA (November 5, 2018) – Body and Mind Inc. (CSE: BAMM, US OTC: BMMJ) (the “Company” or “BaM”) announced today that it has closed the previously announced sale of securities pursuant to an investment agreement (the “Investment Agreement”) with Australis Capital Inc. (CSE: AUSA) (“Australis”).

Director Appointment

The Company is pleased to announce the appointment of Mr. Scott Dowty as a director of the Company. Mr. Dowty will replace Chris Macleod on the board of directors. Mr. Dowty is the CEO and Director of Australis Capital Inc. and brings 25 years of experience evaluating companies and markets to identify key business drivers, spur rapid revenue and profit growth in competitive and highly regulated global markets. Mr. Dowty has held executive and corporate officer positions with NYSE and NASDAQ listed companies, founded several successful start-up companies in North America and has held Board positions within market leaders in the Cannabis industry. Mr. Dowty's extensive operational experience in the International fintech and gambling sectors is closely aligned to the regulatory path of the U.S. cannabis industry.

"I am eager to add immediate value to the BAMM franchise both as Director and as CEO of Australis Capital, a large strategic investor in BaM" states Scott Dowty. "Just as Aurora Cannabis built their global platform and spun-out Australis Capital, we will leverage strategic relationships while exercising a disciplined and aggressive approach in expanding BaM's reach and creating value for BaM shareholders".

Robert Hasman, Director of BaM commented “This strategic partnership with Australis’ will provide BaM with tremendous opportunities as a result of an immense deal flow. The domain knowledge of the Australis network is industry leading and will be invaluable as we focus our attention on strengthening our two key franchises in Nevada and Ohio. We would like to welcome the CEO of Australis, Mr. Scott Dowty, to our board of directors and would like to thank Chris Macleod for his contributions to the board of directors and wishes him well in his future endeavours."

Subject to applicable laws and the rules of the CSE, for as long as Australis owns at least 10% of the issued and outstanding Common Shares, Australis will be entitled to nominate one director for election to the Board of Directors of the Company (the “Board”). If Australis exercises all of the Warrants and converts all of the Debentures purchased in the Financing, Australis will be entitled to nominate a second director for election to the Board.

Investment Agreement

Pursuant to the terms of the Investment Agreement, Australis has acquired (i) 16,000,000 units (the “Units”) of BaM, each comprised of one common share (a “Common Share”) and one common share purchase warrant (a “Warrant”) of the Company, at a purchase price of $0.40 per Unit for gross proceeds of $6,400,000, and (ii) $1,600,000 principal amount 8% unsecured convertible debentures (the “Debentures”) of the Company maturing November 2, 2020 (collectively, the “Financing”).

Each Warrant is exercisable to acquire one Common Share of the Company at an exercise price of $0.50 per share for a period of two years, subject to adjustment and acceleration in certain circumstances. If the closing price of the Common Shares on the Canadian Securities Exchange (the “CSE”) (or such other stock exchange on which the Common Shares are then listed) is equal to or greater than $1.20 for 30 consecutive trading days, BaM may accelerate the expiration date of the Warrants on 30 days’ notice to Australis.

The Debentures bear interest from the date of issuance (the “Issue Date”) at a rate of 8% per annum, calculated and payable semi-annually, in arrears. Repayment of the then outstanding principal amount of the Debentures, together with any accrued and unpaid interest thereon, is to be made on or prior to 5:00 p.m. (Vancouver time) on November 2, 2020 (the “Maturity Date”). The Debentures are convertible at the option of Australis into Common Shares at a conversion price equal to $0.55 per Common Share up to the Maturity Date, subject to adjustment and acceleration in certain circumstances. If, at any time after the Issue Date and prior to the Maturity Date, the closing price of the Common Shares on the CSE (or such other stock exchange on which the Common Shares are then listed) is equal to or greater than $1.65 for 20 consecutive trading days, BaM may force the conversion of the then outstanding principal amount of the Debentures (and any accrued and unpaid interest thereon) at the then applicable conversion price on not less than 10 business days’ notice to Australis.

Australis now holds approximately 25% of the issued and outstanding Common Shares of BaM. Assuming the exercise of the Warrants and the conversion of the Debentures, Australis would hold approximately 35,142,000 Common Shares of the Company, representing approximately 42% of the issued and outstanding Common Shares of BaM. The Units and Debentures are being acquired for investment purposes and Australis may increase or decrease its position as future circumstances may dictate and subject to applicable securities laws.

The Company intends to use the proceeds of the Financing (i) to repay all but USD $1,000,000 of the promissory notes issued in connection with the Company’s acquisition of Nevada Medical Group LLC. The promissory note holders have agreed to extend the due date of the USD $1,000,000 to February 14, 2020 (ii) for strategic acquisitions and/or investment opportunities within the State of Ohio, (iii) for development, build out and equipment purchases for the NMG Ohio dispensary and/or production facility, (iv) to pay advisory fees payable to the Company’s financial advisor, and (v) for working capital purposes.

Canaccord Genuity Corp. acted as financial advisor to BaM in connection with the Financing.

The securities issued by the Company have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws, and may not be offered or sold within the United States unless registered under the U.S. Securities Act and applicable state securities laws or pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. This news release does not constitute an offer to sell or a solicitation of any offer to buy any securities of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The securities issued by the Company are “restricted securities” as defined under Rule 144(a)(3) of the U.S. Securities Act and will contain the appropriate restrictive legends as required under the U.S. Securities Act and National Instrument 45-102.

For further information, please contact:

Michael Mills

778-389-0007

mmills@bamcannabis.com

About BaM

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation and production and retail. Our wholly-owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges. BaM marijuana strains have won numerous awards including the Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada and Ohio and is constantly reviewing accretive expansion opportunities.

About Australis

Australis Capital identifies and invests in the cannabis industry predominately in the United States, a highly regulated, fragmented, rapidly expanding and evolving industry. Investments may include and are not limited to equity, debt or other securities of both public and private companies, financings in exchange for royalties or other distribution streams, and control stake acquisitions. Australis Capital adheres to stringent investment criteria and will focus on significant near and mid-term high-quality opportunities with strong return potentials while maintaining a steadfast commitment to governance and community. Australis Capital’s Board, Management and Advisory Committee members have material experience with, and knowledge of, the cannabis space in the U.S., extensive backgrounds in highly regulated industries, adherence to stringent regulatory compliance, public company and operational expertise.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

The CSE has in no way passed upon the merits of the Financing and has neither approved nor disapproved the contents of this news release. Neither the CSE nor its Market Regulator (as that term is defined in the policies of the CSE) accepts responsibility for the adequacy or accuracy of this release.